Exhibit 99.1
[Letterhead of DMC]

[Photograph of Kevin Longe]

Letter from the CEO

May 13, 2015

Dear Stockholders:

In my letter last July, I informed you of the changes being made throughout the organization in support of our corporate growth strategy, which is to build a family of technical product and process businesses that serve niche sectors in the global energy and industrial infrastructure markets. In the months that followed, the pace of change at DMC accelerated.

We have strengthened all levels of the organization. Additions to our management team include Mike Kuta, who joined us as Chief Financial Officer from Berkshire Hathaway’s Lubrizol Corporation, and Francisco Marcano, our new Corporate Vice President of Oilfield Products and Services, who joined us from Weatherford International. At the operations level, we added sales, marketing and production professionals, many of whom came from leading businesses in our end markets.

Within both of our businesses, we initiated programs to improve operational efficiencies, reduce costs and strengthen our market position. DynaEnergetics, our oilfield products business, restructured its North American manufacturing and distribution operations. Perforating-gun manufacturing has been consolidated into our Whitney, Texas facility, and a smaller operation in Edmonton, Alberta has been closed. Several storage and distribution facilities in the U.S., Canada and South America also have been closed in favor of a more efficient, centralized model.

DynaEnergetics completed construction and equipment installation at its shaped charge plant in Siberia, and the focus has shifted to obtaining the state-issued permits required for commercial production and sales of explosive products.

At NobelClad, our explosion welding business, production capacity and capabilities were enhanced with the purchase of a $13.1 million, state-of-the-art manufacturing center in Liebenscheid, Germany. This facility, which is in close proximity to many of our metals suppliers, is allowing us to consolidate large-plate production from our facilities in Rivesaltes, France and Wurgendorf, Germany. We expect annual cost savings of approximately $2 million from this consolidation.

In the fourth quarter of 2014, we sold AMK Technical Services, a specialty welding business, for approximately $6.8 million. AMK was a non-core business that generated roughly 5% of sales.

At the corporate level, costs have been reduced through executive retirements and the realignment of several positions. In addition, our Board will be reduced from nine to seven members following our Annual Meeting, as two of our directors will not stand for re-election.

We are making considerable investments in research and development, new product introductions, new applications, and sales and marketing programs. As I will address below, these efforts are strengthening our market position and leading to important growth opportunities.

Positioned for a changing market
Shortly after my last letter, the global energy industry, from which we generate roughly three-quarters of our revenue, entered a sudden and deep recession. Between July 2014 and January 2015, the price of benchmark West Texas Intermediate crude oil declined more than 55%. This led to a comparable drop in the number of rigs operating in the United States - the largest market for our DynaEnergetics business. At this writing, the U.S. rig count has declined for 22 consecutive weeks. Well completions also have been in swift decline, as many exploration and production (E&P) companies have delayed putting wells into production until oil prices improve. Demand also has declined in many of DynaEnergetics’ international markets.

The downturn had minimal impact on our businesses during 2014. DynaEnergetics delivered record full-year revenue (up 26% year over year) and adjusted EBITDA (up 100% year over year); and NobelClad saw no material disruption in what was already a somewhat weak spending environment. But by the first quarter of 2015, the slowdown was evident in both businesses. DynaEnergetics saw a marked decline in sales of its perforating products for well completions; and NobelClad, which sells much of its clad plate to energy infrastructure markets, saw end-use customers delay the release of several prospective orders.

However, the diversity of our revenue streams and the improvements we have made throughout our businesses helped limit the impact of the slowdown. Our 13% sales decline in the first quarter was not nearly as severe as for many in the energy industry. And when the negative impact of foreign currency translation is eliminated, sales declined a moderate 5% versus the first quarter of 2014.

An opportunistic approach
An inherent attribute of any cyclical industry is that periods of robust activity eventually slow or decline. This inevitability is a key reason we work to maintain a strong balance sheet and lean organizational structure.

As one of our investors recently noted, “a crisis is a terrible thing to waste.” These down-cycles create an ideal environment for introduction of new products and technologies that improve customer performance and/or drive down their total cost of ownership.

This quarter, we launched DynaStage™, a new factory-assembled, performance-assured perforating system we believe will bring a step change in performance, efficiency and reliability to our customers’ perforating operations. The DynaStage system, which is delivered to the well site pre-assembled and pre-wired, is in field trials with two large energy service companies that collectively will test approximately 4,000 of the factory-assembled perforating systems during the second quarter of 2015. Feedback to date has been very positive, and we are discussing potential long-term supply agreements.

Concurrently, we are ramping DynaStage production and assembly operations, and launching a major sales and marketing campaign targeting E&P companies. As the safety, reliability and operating cost benefits of DynaStage become evident to E&Ps, we believe they will strongly encourage their well-completion service companies to provide the system.

DynaStage comes on the heels of the successful launch of our DynaSelect™ product, which was introduced 18 months ago and remains the perforating industry’s only fully integrated switch-detonator. DynaSelect also is the technological core of the DynaStage system, and was a key driver in the sales and earnings growth reported last year by DynaEnergetics. DynaSelect recently delivered an important performance milestone: 250,000 perforating shots without a single safety incident. We have added several new customers for DynaSelect in recent months, including multiple large service companies operating in China’s emerging unconventional oil and gas fields.

DynaStage, DynaSelect and up-and-coming products such as our DynaSlot™ well abandonment tool are helping solidify DynaEnergetics’ position as the technology leader in the global perforating industry.

At NobelClad, investments are being made in application and end-market development programs, and management is particularly focused on opportunities in the commercial pipe industry. An important attribute of the new facility in Liebenscheid, Germany is its ability to handle the large plate dimensions required in industrial clad pipe production. New marketing professionals from the chemical and industrial pipe industries have joined the business, and already are strengthening our dialog with engineering firms and end users, and uncovering new project opportunities.

NobelClad’s sales team has commenced a market-education program focused on the cost benefits of direct-attach vessel fabrication using explosion-clad plates versus competing roll-bond technology. The program illustrates that the superior bond strength of explosion-clad allows vessel fabricators to weld internal components directly to the clad layer, versus stripping away the clad and welding to the exterior metal. This direct attach process significantly reduces fabrication time and lowers the total cost of ownership for end users.

At the corporate level, we continue to explore acquisition opportunities that would expand our position in the energy and industrial infrastructure markets. This is a focused effort, and one we take very seriously. To this end, we have improved our financial flexibility with a new $150 million credit facility that includes a $100 million expansion feature. The facility, which replaces a $55 million revolving credit facility, was entered into with a commercial bank syndicate led by JP Morgan.

It is an extremely busy time for your Company, and I could not be more proud of the dedication and accomplishments of our employees. Their hard work and ingenuity have significantly enhanced the strength of your Company and improved DMC’s prospects for long-term success.

I want to thank our Board of Directors for their invaluable guidance and mentoring, and you, our stockholders, for your continued interest in, and support of, DMC.

Kind regards,
Kevin Longe
Chief Executive Officer

Safe Harbor Language
Except for the historical information contained herein, this letter contains forward-looking statements that involve certain known and unknown risks and uncertainties. Forward-looking statements include the expected impact of DynaEnergetics’ new product and technology development and North American consolidation efforts; expectations about NobelClad’s long-term prospects and anticipated benefits of its European consolidation efforts; and acquisition opportunities that would expand our position in the energy and industrial infrastructure markets. Risks and uncertainties associated with these forward-looking statements include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; NobelClad’s European consolidation efforts in the new Liebenscheid facility; DynaEnergetics’ efforts to rationalize its North American manufacturing footprint; the success of DynaEnergetics’ product and technology development initiatives, including the DynaStage testing program; the Company’s efforts at the business and corporate levels to improve efficiencies and strengthen the Company; the Company’s ability to identify and execute acquisitions; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2014.